Exhibit 8.1

SUBSIDIARIES OF REGISTRANT

	Name of Subsidiary	Place of Incorporation
1.	7 Days Inn Group (HK) Limited	Hong Kong

2.	7 Days Inn (HK) Investment Co., Limited	Hong Kong

3.	Happy Time Holdings Limited	Cayman

4.	Happy Time Development Limited	BVI

5.	Happy Time (HK) Limited	Hong Kong

6.	Supersonic Holdings Limited	Cayman

7.	Sunbeam (HK) Limited	Hong Kong

8.	Supersonic Information Technology (Guangzhou) Co., Ltd	PRC

9.	Guangzhou Seven Software Development Co., Ltd	PRC

10.	Guangzhou Saicheng Software Development Co., Ltd	PRC

11.	7 Days Four Seasons Hotel (Guangzhou) Co., Ltd	PRC

12.	Time Hotel (Guangzhou) Co., Ltd	PRC

13.	7 Days (Shenzhen) Co., Ltd.	PRC

14.	Hunan Huatian Star Hotel Management Co., Ltd.	PRC

15.	Hunan Lotus Express Hotel Management Co., Ltd.	PRC

16.	Henan Huatian Hotel Management Co., Ltd.	PRC

17.	Wuhan Huatian Hotel Management Co., Ltd.	PRC

18.	Beijing Huatian Hotel Management Co., Ltd.	PRC

19.	Nanchang Huatian Hotel Management Co., Ltd.	PRC

20.	Xuzhou Oriental Express Hotel Management Co., Ltd.	PRC

21.	Nanjing 7 Days Sabo Hotel Management Co., Ltd.	PRC

22.	Guangzhou Seven Days Hotel Management Co., Ltd.	PRC

23.	Shanghai 7 Days Investment Management Co., Ltd.	PRC

24.	Xi’an 7 Days Hotel Management Co., Ltd.	PRC

	Name of Subsidiary	Place of Incorporation
25.	Guiyang Nanming 7 Days Hotel Management Co., Ltd.	PRC

26.	Wuhan 7 Days Hotel Management Co., Ltd.	PRC

27.	Foshan 7 Days Hotel Management Co., Ltd.	PRC

28.	Tianjin 7 Days Hotel Management Co., Ltd.	PRC

29.	Jinan 7 Days Hotel Management Co., Ltd.	PRC

30.	Kunming 7 Days Hotel Management Co., Ltd.	PRC

31.	Shenyang 7 Days Hotel Management Co., Ltd.	PRC

32.	Nanjing 7 Days Express Hotel Management Co., Ltd.	PRC

33.	Hefei 7 Days Hotel Management Co., Ltd.	PRC

34.	Guiyang 7 Days Hotel Management Co., Ltd.	PRC

35.	Guangzhou 7 Days Inn Co., Ltd	PRC

36.	Fuzhou Gulou 7 Days Hotel Management Co., Ltd.	PRC

37.	Chengdu 7 Days Hotel Management Co., Ltd.	PRC

	Name of Subsidiary	Place of Incorporation
38.	Nanchang 7 Days Hotel Management Co., Ltd.	PRC

39.	Guangzhou Zhongke Hotel Enterprise Management Co., Ltd.	PRC

40.	Guangzhou Haoyu Hotel Co., Ltd.	PRC

41.	Guizhou Yijiaju Hotel Management Co., Ltd.	PRC

42.	Xiamen Xin 7 Days Inn Co., Ltd.	PRC

43.	Chengdu Four Seasons 7 Days Hotel Management Co., Ltd.	PRC

44.	Wuxi Shenglong Hotel Management Co., Ltd.	PRC

45.	Ningbo Yiju Bussiness Hotel Management Co., Ltd	PRC

46.	7 Days Express Hotel Management (Beijing) Co., Ltd.	PRC

47.	Shanghai 7 Days Hotel Management Company, Limited by Shares	PRC

48.	Shenzhen Woju Boutique Hotel Management Co., Ltd	PRC

49.	Beijing 7 Days Four Seasons Hotel Management Co., Ltd	PRC

50.	Beijing 7 Days Impression Hotel Management Co., Ltd	PRC

51.	Beijing 7 Days Sunshine Hotel Management Co., Ltd	PRC

52.	Guangzhou Sairu Software Development Co., Ltd	PRC

53.	Shanghai 7 Days Full Seasons Hotel Management Co., Ltd.	PRC

54.	Guiyang 7 Days He Chuang Investment Management Co., Ltd.	PRC

55.	Wuhan 7 Days Four Seasons Investment Development Co., Ltd.	PRC

56.	Chengdu 7 Days Four Seasons Investment Management Co., Ltd.	PRC

57.	7 Days Full Seasons Hotel Investment Management (Beijing) Co., Ltd.	PRC

58.	Guangzhou Seven Days Baichuan Investment Management Co., Ltd.	PRC

59.	Shenzhen Huanan Seven Days Hotel Management Co., Ltd.	PRC

60.	Xi’an Seven Days Investment Consulting Co., Ltd.	PRC

61.	Shenzhen 7 Days Baoda Hotel Management Co., Ltd	PRC

62.	Shanghai 7 Jia Hotel Co., Ltd	PRC